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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): JUNE 19, 2001

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                                  DIVINE, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                     0-30043            36-4301991
     (State or other jurisdiction of    (Commission File       (IRS Employer
     incorporation or organization)          Number)        Identification No.)


                              1301 N. ELSTON AVENUE
                             CHICAGO, ILLINOIS 60622
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (773) 394-6600


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ITEM 5.  OTHER EVENTS.

ACQUISITION OF ESHARE COMMUNICATIONS, INC.

     divine, inc. ("divine") issued a press release on July 9, 2001 (the "eshare Press Release") announcing that it has entered into an Agreement and Plan of Merger, dated as of July 8, 2001 (the "eshare Merger Agreement"), with eshare communications, Inc. ("eshare"), pursuant to which eshare will be merged with and into DES Acquisition Company, a direct, wholly-owned subsidiary of divine ("the "eshare Merger"). Following the eshare Merger, eshare will be a wholly-owned subsidiary of divine.

     Upon consummation of the eshare Merger, each of the approximately 21.9 million outstanding shares of eshare common stock will be converted into the right to receive 1.30 shares of divine class A common stock (the "eshare Exchange Ratio"). However, if the average per share closing price of divine class A common stock for the ten trading days ending two trading days prior to the consummation of the eshare Merger (the "Average Market Value") is $2.82 or greater, the eshare Exchange Ratio will be adjusted to an amount equal to $3.653 divided by the Average Market Value. If the Average Market Value is $2.39 or less, the eshare Exchange Ratio will be adjusted to an amount equal to $3.12 divided by the greater of the Average Market Value and $1.00.

     If pursuant to the above-described adjustments more than approximately 28.5 million shares of divine class A common stock are to be issued to eshare shareholders in the eshare Merger, divine can elect to pay cash in lieu of such excess shares in an amount per share equal to the Average Market Value of divine class A common stock.

     In addition, each outstanding option to purchase shares of eshare common stock that has an exercise price that, when multiplied by the eshare Exchange Ratio, is less than or equal to the closing price of divine class A common stock on the day prior to the consummation of the eshare Merger will become exercisable at the adjusted exercise price for a number of shares of divine class A common stock equal to the number of shares of eshare common stock subject to the option multiplied by the eshare Exchange Ratio. All other eshare stock options will be cancelled. As of July 8, 2001, there were outstanding options to purchase a total of approximately 3.7 million shares of eshare common stock, with exercise prices ranging from $.43 to $20.88 per share, with a weighted average exercise price of $4.80 per share. divine has also agreed to reserve a number of options to purchase its class A common stock equal to 13% of the number of shares of divine class A common stock issued to eshare shareholders in the eshare Merger for future grants to eshare employees who become employees of divine after the eshare Merger is consummated.

     Consummation of the eshare Merger is subject to a number of conditions, including (1) approval of the eshare Merger by the shareholders of eshare and, if necessary, the stockholders of divine and (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino


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Antitrust Improvements Act of 1976. The eshare Merger Agreement may be terminated under certain circumstances, including by eshare if at any time after the Form S-4 registration statement registering the shares of divine class A common stock to be issued in the eshare Merger is declared effective, but prior to the eshare shareholders meeting, the average per share closing price of divine class A common stock for the previous ten trading days is less than $1.00. Under certain circumstances, termination of the eshare Merger Agreement will require divine or eshare, as applicable, to pay the other party a $2,000,000 termination fee.

     For information regarding the terms and conditions of the eshare Merger, including the consideration to be issued to eshare shareholders, reference is made to the eshare Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the eshare Press Release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

     In connection with the execution of the eshare Merger Agreement, Szlam Partners, L.P., the majority shareholder of eshare, entered into a Voting Agreement, dated as of July 8, 2001 (the "Voting Agreement"), with divine, pursuant to which Szlam Partners agreed, among other things, to vote certain of its shares of eshare common stock for the approval of the eshare Merger Agreement, the eshare Merger, all other agreements related to the eshare Merger and all other transactions contemplated by the eshare Merger Agreement. The Voting Agreement is filed as Exhibit 99.2 hereto and incorporated by reference herein. divine and Szlam Partners, along with Aleksander Szlam, eshare's Chairman and Chief Executive Officer, have also entered into a Stockholder Agreement, dated as of July 8, 2001 (the "Stockholder Agreement"), pursuant to which, among other things, (1) divine granted Szlam Partners the right to sell certain shares of divine class A common stock to divine at a purchase price per share equal to the Average Market Value, (2) Szlam Partners granted to divine the right to purchase certain shares of divine class A common stock from Szlam Partners at a purchase price per share equal to the Average Market Value and (3) Szlam Partners agreed to restrictions on its right to transfer shares of divine class A common stock, other than pursuant to the foregoing rights, for a period of 12 months, in each case following consummation of the eshare Merger. The Stockholder Agreement is filed as Exhibit 99.3 hereto and incorporated by reference herein.

ACQUISITION OF ROWECOM INC.

     On July 9, 2001, divine also issued a press release (the "RoweCom Press Release") announcing that it has entered into an Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001 (the "RoweCom Merger Agreement"), with RoweCom Inc. ("RoweCom"), pursuant to which Knowledge Resources Acquisition Corp., a direct, wholly-owned subsidiary of divine, will be merged with and into RoweCom ("the "RoweCom Merger"). Following the RoweCom Merger, RoweCom will be a wholly-owned subsidiary of divine. Upon consummation of the RoweCom Merger, each of the approximately 12.5 million outstanding shares of RoweCom common stock will be converted into the right to receive 0.75 shares of divine class A common stock (the "RoweCom Exchange Ratio"). Each outstanding option to


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purchase shares of RoweCom common stock that was granted under any RoweCom stock incentive plan, other than RoweCom's 1999 Non-Employee Director Plan (the "Director Plan"), that has an exercise price that, when multiplied by the RoweCom Exchange Ratio, is less than or equal to the closing price of divine class A common stock on the day prior to the consummation of the RoweCom Merger will become exercisable at the adjusted exercise price for a number of shares of divine class A common stock equal to the number of shares of RoweCom common stock subject to the option divided by the RoweCom Exchange Ratio. All other RoweCom stock options that were granted under RoweCom's 1998 Stock Incentive
Plan will be cancelled if not exercised within 10 days from the date of the notice informing the optionholders of the consummation of the RoweCom Merger. In addition, RoweCom has agreed to use its commercially reasonable efforts to terminate all other "out-of-the-money" RoweCom stock options granted under its other stock incentive plans, including the Director Plan. As of July 6, 2001, there were options to purchase a total of approximately 2.4 million shares of RoweCom common stock under RoweCom stock incentive plans, other than the Director Plan, with exercise prices ranging from $0.72 to $42.38 per share. Each of the outstanding warrants to purchase a total of approximately 1.4 million shares of RoweCom common stock will become exercisable at a per share exercise price equal to the exercise price of the warrant divided by the RoweCom Exchange Ratio for a number of shares of divine class A common stock equal to the number of shares of RoweCom common stock subject to the warrant multiplied by the RoweCom Exchange Ratio, unless the terms of the warrant provide otherwise.

     Consummation of the RoweCom Merger is subject to a number of conditions, including (1) approval of the RoweCom Merger by the stockholders of RoweCom and
(2) RoweCom and its subsidiaries satisfying certain financing conditions. The RoweCom Merger Agreement may be terminated under certain circumstances, including by divine if RoweCom has not obtained certain financing by December 31, 2001 and divine pays RoweCom a $1,200,000 termination fee and reimburses RoweCom up to $250,000 of expenses. Under certain circumstances, termination of the RoweCom Merger Agreement will require RoweCom to pay divine a $800,000 termination fee.

     For information regarding the terms and conditions of the RoweCom Merger, including the consideration to be issued to RoweCom's stockholders, reference is made to the RoweCom Merger Agreement, which is filed as Exhibit 2.2 hereto and incorporated by reference herein, and the Rowecom Press Release, which is filed as Exhibit 99.4 hereto and incorporated by reference herein.

ACQUISITION OF EMICOM GROUP, INC.

     On June 19, 2001, divine and Emicom Group, Inc. ("Emicom") entered into an Agreement and Plan of Merger (the "Emicom Merger Agreement") providing for the acquisition by divine of the 67% of the equity of Emicom that divine does not already own (the "Emicom Merger"). Under the Emicom Merger Agreement, Emicom will be merged with and into a subsidiary of divine, and Emicom will become a wholly-owned subsidiary of divine. Upon


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consummation of the Emicom Merger, the outstanding capital stock of Emicom that is not owned by divine will be converted into a total of 13,800,000 shares of divine class A common stock. Consummation of the Emicom Merger, which is expected to be in July 2001, is subject to a number of conditions, including the approval of the Emicom Merger by the stockholders of Emicom. As part of the Emicom Merger Agreement, the holders of the majority of the voting power of Emicom other than divine have agreed to vote for the Emicom Merger.

     Emicom has been an associated company of divine since April 2000, when divine acquired a 33% interest in Emicom. Emicom is a technology holding company that provides capital and advisory services to early-stage technology companies located in Israel. Emicom partners with privately held technology-related companies in the telecommunications, cellular, Internet infrastructure, and enterprise software markets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBITS.

     The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 11, 2001

                                       divine, inc.



                                       By: /s/ MICHAEL P. CULLINANE
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                                            Michael P. Cullinane
                                            Executive Vice President, Chief
                                            Financial Officer, and Treasurer


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                                  EXHIBIT INDEX



    EXHIBIT
    NUMBER                          DESCRIPTION OF EXHIBIT

     2.1 Agreement and Plan of Merger, dated as of July 8, 2001, among divine, inc., DES Acquisition Company and eshare communications, Inc., excluding exhibits and schedules thereto.

     2.2 Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, among divine, inc., Knowledge Resources Acquisition Corp. and RoweCom Inc., excluding exhibits and schedules thereto.

     99.1 Press Release of divine, inc. dated July 9, 2001 announcing acquisition of eshare communications, Inc. (incorporated by reference to divine's Rule 425 filing, dated July 9, 2001).

     99.2 Voting Agreement, dated as of July 8, 2001, between divine, inc. and Szlam Partners, L.P.

     99.3 Stockholder Agreement, dated as of July 8, 2001, among divine, inc, Szlam Partners, L.P. and Aleksander Szlam, including exhibits thereto.

     99.4 Press Release of divine, inc. dated July 9, 2001 announcing acquisition of RoweCom Inc. (incorporated by reference to divine's Rule 425 filing, dated July 9, 2001).

     99.5 Agreement, dated July 11, 2001, by divine to furnish supplementally to the SEC, upon request, copies of omitted schedules.